Exhibit 10.14

2023 FIRST AMENDMENT TO THE BANCFIRST CORPORATION THRIFT PLAN

Pursuant to the authority vested in the undersigned, Section 14.k of the Adoption Agreement for the BancFirst Corporation Thrift Plan (the “Plan”) is herby amended to read as follows:

(k) [X] Describe eligibility conditions: Three continuous months of service beginning with the date of hire or One Year of Eligibility Service

Except as otherwise provided in this 2023 First Amendment to the Plan (“Amendment”), the Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of April 1, 2023.

EXECUTED as of the 26th day of January, 2023.

BANCFIRST CORPORATION

By: /s/Randy Foraker

Name: Randy Foraker

Title: EVP & Secretary

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